Exhibit 23
Consent of Independent Registered Public Accounting Firm
    We consent to the incorporation by reference of our reports dated January 25, 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Lockheed Martin Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission, in the following Registration Statements of Lockheed Martin Corporation:

•333-92363 on Form S-8, dated December 8, 1999;
•333-115357 on Form S-8, dated May 10, 2004;
•333-155687 on Form S-8, dated November 25, 2008;
•333-176440 on Form S-8, dated August 23, 2011 and April 24, 2020 (Post-Effective Amendment No. 1);
•333-188118 on Form S-8, dated April 25, 2013;
•333-195466 on Form S-8, dated April 24, 2014, July 23, 2014 (Post-Effective Amendment No.1) and April 24, 2020 (Post-Effective Amendment No. 2);
•333-237829, 333-237831, and 333-237832 on Form S-8, each dated April 24, 2020;
•333-237834 on Form S-3, dated April 24, 2020; and
•333-237836 on Form S-3, dated April 24, 2020.

/s/ Ernst & Young LLP
Tysons, Virginia
January 25, 2022